Exhibit 99.1

Press Release

Company:	MFRI, Inc.
Contact:	Michael D. Bennett, Vice President Chief Financial Officer
(847) 966-1000

MFRI TO RESTATE THIRD QUARTER EARNINGS TO CORRECT A $232,000 ADJUSTMENT TO THE PROVISION FOR INCOME TAXES, WITH NO EFFECT ON THE COMPANY’S SALES, OPERATING EXPENSES, OR CASH FLOW.

NILES, IL, April 11, 2008 – MFRI, Inc., (NASDAQ NM: MFRI), a leading manufacturer of custom-designed specialty piping systems, industrial filtration products and industrial process cooling equipment, announced today the discovery of an adjustment to the provision for income taxes for the third quarter of 2007, which will require restatement of its previously reported quarterly earnings and the filing of an amendment to its report on Form 10-Q for the quarter ended October 31, 2007, which will promptly be filed on Form 10-Q/A. The restatement will decrease the previously reported income tax benefit for the quarter and increase income tax expense for the nine months by $232,000, or 3 cents per share. The restatement does not affect the company’s sales, operating expenses, or cash flow.

“We are evaluating our income tax provision calculation procedures and controls to prevent recurrence of such errors.” said Michael D. Bennett, CFO.

A current report on Form 8-K will be filed. That report and Form 10-Q/A for the third quarter of 2007, once filed, will be accessible at http://www.sec.gov/.

Statements and other information contained in this announcement which can be identified by the use of forward-looking terminology such as “anticipate,” “may,” “will,” “expect,” “continue,” “remain,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, raw material availability and prices, global interest rates, currency exchange rates, labor relations and other risk factors.